Exhibit 10.1

STOCK OPTION AGREEMENT
INTERNATIONAL STAR, INC.
2006 STOCK OPTION PLAN

This STOCK OPTION AGREEMENT, hereinafter referred to as the “Option” or the “Agreement,” is made on April 28, 2010 (“Grant Date”), between International Star, Inc., a Nevada corporation (the “Company”) and Sterling M. Redfern, who resides at [                                   ]  (“Optionee”).

The Company, pursuant to the terms of the International Star, Inc. 2006 Stock Option Plan adopted by the Company's Board of Directors on September 13, 2006 (the “Plan”), hereby grants an option of 10,000,000 shares of Common Stock of the Company, par value $0.001 per share (“Common Stock”), to the Optionee at the price and in all respects subject to the terms, definitions and provisions of this Agreement.

1.           Exercise Price.  The exercise price of the Option is $0.01 for each share.

2.           Exercise and Option.  This Option shall be exercisable at any time and from time to time as of the Grant Date in accordance with the terms of this Agreement as follows:

(a)         Method of Exercise.  This Option shall be exercisable by a written notice, which shall:

(i)          state the election to exercise the Option, the number of shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

(ii)         contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

(iii)        be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option.

(iv)        be accompanied by payment to the Company of the full exercise price for the shares with respect to which the Option is exercised.  The exercise price shall be paid in cash or cash equivalent.

(b)         Securities Exemption.  The Company shall not be required to issue or deliver any certificates for shares of Common Stock purchased upon the exercise of an option (i) prior to the completion of any registration or other qualification of such shares under any state or federal laws or rulings or regulations of any government regulatory body, which the Company shall determine to be necessary or advisable or, (ii) prior to receiving an opinion of counsel, satisfactory to the Company that the sale or issuance of such shares is exempt from these registration or qualification requirements.

(c)         Restrictions on Exercise.  As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

(d)         Termination, Death & Disability.

(i)           In the event the Optionee terminates his Continuous Service to the Company for any reason other than death or Disability, or in the event the Continuous Service of the Optionee shall be terminated by the Company without cause, this Option may be exercised in whole or in part at any time within three (3) months after such termination of Continous Service, but in no case later than the Expiration Date set forth below.

(ii)          In the event the Continous Service of the Optionee shall be terminated by the Company for “Cause,” any unexercised portion of this Option shall be forfeited.

(iii)         In the event the Optionee becomes Disabled while rendering Continuous Service, this Option may be exercised by the Optionee or the Optionee’s legal representative in whole or in part at any time within one (1) year after the date of the Optionee’s Disability, but in no case later than the Expiration Date set forth below.

(iv)        In the event the Optionee dies while rendering Continuous Service or within three (3) months thereafter, this Option may be exercised by the Optionee’s beneficiary, as designated according to this Agreement, or, if no beneficiary has been designated, by the person to whom the Option is transferred by the laws of descent and distribution.  Such exercise may occur in whole or in part at any time within one (1) year after the date of the Optionee’s death, but in no case later than the Expiration Date set forth below.

(v)         This Option expires on the day before the 5th anniversary of the Grant Date (the “Expiration Date”).

3.           Transferability of Option.

(a)          This Option may not be pledged or encumbered in favor of any party other than the Company.  This Option may not be assigned or transferred other than by will or the laws of descent and distribution, except as provided in paragraph (b) below.

(b)         The Optionee may designate a beneficiary to exercise the rights of the Optionee and to receive any distributions with respect to the Option upon the Optionee’s death.  Such designation shall be effective upon submission to the Company in writing signed by the Optionee.

4.           Stock Subject to the Option.  In addition to the restrictions set forth above, the Company and the Optionee agree that the Common Stock of the Company acquired pursuant to this Agreement shall be subject to the restrictions set forth in the Plan.

5.           Adjustments Upon Changes in Capitalization.  The number of shares of Common Stock subject to this Agreement shall be proportionately adjusted for any change in the stock structure of the Company resulting from any stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock.

6.           Notices.  Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address.

Each notice shall be deemed to have been given on the date it is received.  Each notice to the Company shall be addressed to it at its principal office, now at P.O. Box 7202, Shreveport, Louisiana 71101, attention Secretary.  Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee’s address set forth in the heading of this Agreement.  Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

7.           Sale or Merger.  The Option shall terminate upon the sale or merger of the Company whereby the Company is not the surviving entity, unless the surviving entity assumes the Option.  In the event of such sale or merger whereby the Company is not the surviving entity, the Company may, prior to such sale or merger, cancel the Option by payment in cash to the Optionee of the amount by which the Fair Market Value of the shares to which the Optionee is entitled under the Option exceeds the exercise price of such shares.

8.           Plan Amendments.  This Agreement shall be subject to the terms of the Plan, as amended, except that the Option that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the Grant Date without the Optionee’s written consent.

9.           Successors.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.  This Agreement shall be the sole and exclusive source of any and all rights which the Optionee, his heirs, legal representatives or successors may have in respect to the Plan or any options granted or issued hereunder, whether to himself or to any other person.

10.         Terms.  Any terms used in this Agreement that are not otherwise defined herein shall have the meanings prescribed to them in the Plan.

11.         Entire Agreement.  This Agreement contains the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties.  No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the day, month and year first above written.

INTERNATIONAL STAR, INC.

By /s/ Virginia K. Shehee
Virginia K. Shehee, Chairman

OPTIONEE

By /s/ Sterling M. Redfern
Sterling M. Redfern